Exhibit 23.2

Consent Of Independent Registered Public Accounting Firm

The Board of Directors
Silicom Ltd.:

We consent to the use of our report dated March 15, 2021, with respect to the consolidated financial statements of Silicom Ltd. and its subsidiaries, incorporated herein by reference.

/s/ Somekh Chaikin
Member Firm of KPMG International

Tel-Aviv, Israel
January 10, 2024